Exhibit 2.2
DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of December 31, 2022, Credit Suisse Group AG (“Credit Suisse Group” and the “Company”) had shares and American Depositary Shares registered pursuant to Section 12 of the Securities Exchange Act of 1934 and Credit Suisse Group’s subsidiary, Credit Suisse AG (the “Issuer,” “we,” “us,” and “our”), had certain Exchange-Traded Notes registered pursuant to Section 12 of the Securities Exchange Act of 1934.
REGISTERED SHARES
General
The following description of Credit Suisse Group’s registered shares is a summary and does not purport to be complete. The summary describes the material terms of the registered shares of Credit Suisse Group, par value CHF 0.04 per share, which Credit Suisse Group refers to as the Company’s “shares.” The summary is subject to and qualified in its entirety by reference to the Company’s Articles of Association, which are incorporated by reference as an exhibit to the Company’s Annual Report on Form 20-F of which this Exhibit 2.2 is a part.
As of December 31, 2022, Credit Suisse Group had fully paid and issued share capital of CHF 160,086,322.48, comprised of 4,002,158,062 registered shares with a par value of CHF 0.04 each.
As of December 31, 2022, Credit Suisse Group had additional authorized share capital in the amount of CHF 5,000,000, authorizing the Board of Directors of Credit Suisse Group (the “Board of Directors”) to issue at any time until April 29, 2024 up to 125,000,000 registered shares, to be fully paid in, with a par value of CHF 0.04 each.
Additionally, as of December 31, 2022, Credit Suisse Group had total conditional share capital in the amount of CHF 12,000,000, for the issuance of a maximum of 300,000,000 registered shares with a par value of CHF 0.04 each, reserved for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group or any subsidiary thereof that allow for contingent compulsory conversion into Credit Suisse Group’s shares and that are issued in order to fulfill or maintain compliance with regulatory requirements of Credit Suisse Group and/or any subsidiary thereof (“contingent convertible bonds”).
Additionally, as of December 31, 2022, Credit Suisse Group had conversion capital in the amount of CHF 6,000,000 for the issuance of a maximum of 150,000,000 registered shares, to be fully paid in, with a par value of CHF 0.04 each, through the compulsory conversion upon occurrence of the trigger event of claims arising out of contingent convertible bonds of Credit Suisse Group and/or any subsidiary thereof, or other financial market instruments of Credit Suisse Group and/or any subsidiary thereof, that provide for a contingent or unconditional compulsory conversion into shares of Credit Suisse Group.
As of December 31, 2022, Credit Suisse Group, together with its subsidiaries, held 60,907,981 of its own shares, representing 1.52% of its issued shares. The Company’s shares are listed on the SIX Swiss Exchange under the symbol “CSGN” and, in the form of American Depositary Shares, on the New York Stock Exchange under the symbol “CS.”

Shareholder Rights
1. Dividend Rights
Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous financial years or has freely distributable reserves, in each case, as presented on the annual statutory standalone balance sheet of the corporation. Further, dividends may only be fixed after the assignments have been made to the statutory retained earnings. In addition, at least 5% of the annual net profits of a corporation must be retained and booked as statutory retained earnings for so long as these retained earnings, together with the statutory capital reserve, amount to less than 20% of its paid-in share capital. The Company’s reserves currently exceed this 20% threshold. In addition, an interim dividend may be paid out based on an interim account. The provisions above governing dividends also apply for such interim dividends. The external auditor must review the interim account before the shareholders approve the interim dividend.”
The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board of Directors conforms to statutory law and the Company’s Articles of Association. Dividends may be paid out only after approval of the shareholders. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders’ resolution approving the payment has been passed, but the shareholders can set a specific due date in the resolution itself. Under Swiss law, the statute of limitations in respect of dividend payments is five years.
2. Voting and Transfer
In principle, each share carries one vote at the Company’s shareholders’ meetings. The shares for which a single shareholder can directly or indirectly exercise voting rights for his or her own shares or as a proxy may not exceed 2% of the total outstanding share capital, except that such restrictions do not apply to (i) the exercise of voting rights by the independent proxy as elected by the shareholders’ meeting, (ii) shares in respect of which the holder confirms to the Company in the application for registration in the Company’s share register that he or she has acquired the shares in his or her name for his or her own account and further, the Board of Directors will propose to the Annual General Meeting 2023 ("AGM 2023") of the Company that the article in the Company's Articles of Association regarding this shall be amended to the effect that a further declaration is necessary that the shareholder confirms that there is no agreement on the redemption of the relevant shares and that they bear the economic risk associated with the shares and in respect of which the disclosure obligations pursuant to the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading dated June 19, 2015, as amended and the relevant ordinances and regulations have been fulfilled or (iii) shares registered in the name of a nominee, provided the nominee furnishes the Company with the name, address and shareholdings of any beneficial owner or group of related beneficial owners on behalf of whom the nominee holds 0.5% or more of the Company’s total outstanding share capital. The Board of Directors has the right to conclude agreements with nominees concerning both their disclosure requirement and the exercise of voting rights. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. In order to be registered in the share register, the purchaser must file a share registration form with the depository bank. The registration of shares in the Company’s share register may be requested at any time. Failing such registration, the purchaser may not vote or participate in shareholders’ meetings. Registration with voting rights is subject to certain restrictions as described below.
Legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated, as well as individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights are considered as one shareholder or nominee.
Each shareholder, whether registered in the Company’s share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event the Company is dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires the Company to apply the principle of equal treatment to all shareholders.
The Company may issue shares in the form of single certificates, global certificates, uncertificated securities and as intermediated securities in the sense of the Federal Act on Intermediated Securities as proposed to the AGM 2023. Intermediated securities in the sense of the Swiss Federal Act on Intermediated Securities dated October 3, 2008, as amended (the “FISA”) are fungible claims or membership rights against an issuer that are credited to one or more securities accounts of a custodian within the meaning of the FISA, which must be a regulated entity such as a bank or a securities dealer. The transfer of intermediated securities representing the Company’s shares, and the pledging of these intermediated securities as collateral, is governed by, and must be done in accordance with, the FISA. Transfer or pledging these intermediated securities as collateral by means of written assignment is not permitted.

The Company may convert issued shares from one form into another form at any time, without the approval of the shareholders. Shareholders have no right to demand that the Company’s shares be converted from one form into another form. Shareholders may, however, at any time request that the Company issue a certification attesting to the shares that they hold according to the Company’s share register.
3. Pre-Emptive Subscription Rights and Preferential Subscription Rights
Under Swiss law, any share issue, whether for cash or non-cash consideration, is subject to the prior approval of the shareholders. Shareholders have certain pre-emptive subscription rights (Bezugsrechte) to subscribe for new issues of shares as well as preferential subscription rights (Vorwegzeichnungsrechte) to subscribe for option bonds, convertible bonds or similar debt instruments with option or convertible rights in proportion to the nominal amount of shares held. A resolution adopted by a majority of at least two-thirds of the votes and the absolute majority of the share capital, in each case, represented at the shareholders’ meeting, may limit or exclude pre-emptive subscription rights in certain limited circumstances.
Notwithstanding the above, the Company’s Articles of Association provide that, in the case of contingent convertible bonds that provide for the issuance of new shares out of the Company’s conditional share capital, in order for the Board of Directors to exclude shareholders’ preferential subscription rights, the contingent convertible bonds must be issued on the national or international capital markets (including private placements with selected strategic investors). In such case, (i) the contingent convertible bonds must be issued at prevailing market conditions, (ii) the setting of the issue price of the new shares must take due account of the stock market price of the shares and/or comparable instruments priced by the market at the time of issue or time of conversion, and (iii) conditional conversion features may remain in place indefinitely.
The Board of Directors will propose to the AGM 2023 that the conditional and authorized capital of the Company will be cancelled and replaced with the so called "capital range" (Kapitalband). The new corporate law provides for the instrument of the capital range, which functionally corresponds, among other things, to the authorized capital under the former Swiss corporate law. Under the capital range, the general meeting of shareholders may authorize the board of directors to increase or reduce the share capital within a certain range - legally permissible is 150% (upper limit) to 50% (lower limit) - of the share capital entered in the commercial register at the time the capital range was introduced. The maximum authorization is limited by law to five years. The general meeting of shareholders has the right to withdraw shareholders' subscription rights directly or may delegate this right to the board of directors, provided that it expressly states the reasons for the withdrawal of subscription rights in the articles of association.
Shareholders’ preferential subscription rights with regards to financial market instruments with conversion features will be granted. If a quick placement of contingent convertible bonds in large tranches is required, the Board of Directors is authorized to exclude shareholders’ preferential subscription rights. In such circumstances, these contingent convertible bonds must be issued at prevailing market conditions.
The Board of Directors determines the issue price of the new shares taking due account of the stock market price of the shares and/or comparable instruments.
4. Liquidation
Under Swiss law and the Company’s Articles of Association, the Company may be dissolved at any time, by way of liquidation or in the case of a merger in accordance with the Swiss Federal Act on Merger, Demerger, Transformation and Transfer of Assets dated October 3, 2003, as amended, based on a shareholders’ resolution, which must be passed by (i) in the case of dissolution by way of liquidation, a supermajority of at least three-quarters of the votes cast at the shareholders’ meeting, and (ii) in all other cases, a supermajority of at least two-thirds of the votes, and an absolute majority of the par value of the shares, represented at the shareholders’ meeting. As the Company is the Swiss ultimate parent company of a financial group, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”) is the only competent authority to open restructuring or liquidation (bankruptcy) proceedings with respect to the Company. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up par value of shares held.
Limitations on Share Ownership
There are no limitations under Swiss law or the Company’s Articles of Association on the rights of shareholders to own shares, subject to certain notification and other review requirements in the case of the direct or indirect acquisition of 10% or more of the Company’s banks’ capital or voting rights. The rights of any shareholder to vote may, however, be restricted in certain circumstances as described above.

AMERICAN DEPOSITARY SHARES
General
The following description of the Company’s American Depositary Shares is a summary and does not purport to be complete. The ordinary shares of the Company may be issued in the form of American Depositary Shares, each representing deposited ordinary shares (the “Ordinary Shares”) of the Company. Each American Depositary Share represents one Ordinary Share deposited or subject to deposit under the Deposit Agreement (as hereafter defined) with a custodian for the Depositary (as hereafter defined) (the “Custodian”).
The following is a summary of the material terms of the Amended and Restated Deposit Agreement dated as of November 22, 2016 among the Company, The Bank of New York Mellon (the “Depositary”) and all other Owners and Holders from time to time of American Depositary Shares issued thereunder (the “Deposit Agreement”). The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Deposit Agreement, and are entirely qualified by that document. Please refer to Exhibit 1 on Form F-6 (File No. 333-267962 filed with the SEC on October 20, 2022. Copies of the Deposit Agreement are also available for inspection at the office of the Depositary at 240 Greenwich Street, New York, NY 10286, and at the office of the Custodian.
Terms used but not defined herein have the meaning given to them in the Deposit Agreement.
Voting Rights
Upon receipt from the Company of notice of any meeting of holders of Ordinary Shares at which holders of Ordinary Shares will be entitled to vote, or a solicitation of proxies or consents of holders of Ordinary Shares, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be approved by the Company in advance (such approval not to be unreasonably withheld), that shall contain (i) the information (including, without limitation, solicitation materials) contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Swiss law and of the Articles of Association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Ordinary Shares represented by their respective American Depositary Shares, (iii) a statement as to the manner in which those instructions may be given and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).
Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary sent a notice under the preceding paragraph shall, endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Ordinary Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, for purposes of establishing a quorum or otherwise, other than in accordance with instructions given by Owners and received by the Depositary, or exercise any discretion as to voting Deposited Securities.
There can be no assurance that Owners generally or any Owner in particular will receive the notice described above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.
In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Ordinary Shares, if the Company will request the Depositary to Disseminate a notice as described above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Ordinary Shares in connection with the meeting not less than 30 days prior to the meeting date.
The Company has informed the Depositary that its Articles of Association and Swiss law require disclosures as a condition of voting by persons holding shares of the Company’s capital stock in excess of a specified threshold amount. If the Company instructs the Depositary to send a notice of a meeting of holders of Ordinary Shares as described above, it shall, at the same time, notify the Depositary of the amount of Ordinary Shares that, at the time, constitutes two percent of the Company’s outstanding share capital. If the amount of Ordinary Shares held under the Deposit Agreement as of the record date set by the Depositary with respect to that meeting exceeds the amount specified in the Company’s notice, the Depositary shall include in its notice to Owners a statement that an Owner may not give voting instructions on its own behalf if it beneficially owns an amount of Ordinary Shares (including Ordinary Shares represented by American Depositary Shares), and a Holder may not give voting instructions as proxy or substitute proxy of an Owner if it beneficially owns an amount of Ordinary Shares (including Ordinary Shares represented by American Depositary Shares), that constitutes 0.5% or more of the Company’s share capital (being one quarter of the amount of Ordinary Shares specified in the Company’s notice to the Depositary) unless that Owner, or that Holder, as the case may be, discloses to the Depositary the name, address and total beneficial ownership of Company share capital of that Owner or Holder, as the case may be. For the avoidance of doubt, under no circumstances shall the Depositary be entitled to exercise any discretion as to voting or vote on behalf of any Owner or Holder except in accordance with instructions received from that Owner or Holder. The Depositary shall forward to the Company each disclosure it receives under this paragraph, but will have no duty to verify the accuracy of any disclosure of that kind or any duty or liability if an Owner or Holder fails to disclose as required by this paragraph.
Distributions
Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5 of the Deposit Agreement, as promptly as practicable, convert that dividend or other distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary shall be required by applicable law to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly. However, the Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.
The Company or its agent will remit to the appropriate governmental agency in each applicable jurisdiction all amounts withheld and owing to such agency. The Depositary will, as promptly as practicable, forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.
If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.
Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary reasonably deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that securities received must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary reasonably deems such distribution not to be lawful and feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners entitled thereto, all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under Section 4.2 of the Deposit Agreement that is sufficient to pay its fees and expenses in respect of that distribution.
If a distribution under Section 4.2 of the Deposit Agreement would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution. A distribution of that kind shall be a Termination Option Event.
Whenever the Depositary receives any distribution on Deposited Securities consisting of a dividend in, or free distribution of, Ordinary Shares, the Depositary may, and shall, if the Company so requests in writing, deliver, as promptly as practicable, to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Ordinary Shares received as that dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 of the Deposit Agreement and payment of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Ordinary Shares received (or American Depositary Shares representing those Ordinary Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Ordinary Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Ordinary Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. If and to the extent that additional American Depositary Shares are not delivered and Ordinary Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Ordinary Shares distributed on the Deposited Securities represented thereby.
If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Ordinary Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary shall, after consultation with the Company, and to the extent permitted by applicable law, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933. If a right of election is made available to Owners and an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in Section 4.3 of the Deposit Agreement. Nothing herein shall obligate the Depositary or the Company to make available to Owners a method to receive the elective dividend in Ordinary Shares (rather than American Depositary Shares). There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Ordinary Shares.
Reports and Other Communications
On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Ordinary Shares, or of any adjourned meeting of those holders, or of the taking of any action in respect of any cash or other distributions or the granting of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Ordinary Shares.
The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of all notices and any other reports and communications which are made generally available by the Company to holders of its Ordinary Shares. If requested in writing by the Company, the Depositary will, as promptly as practicable, Disseminate, at the Company’s expense, those notices, reports and communications to all Owners or otherwise make them available to Owners in a manner that the Company specifies as substantially equivalent to the manner in which those communications are made available to holders of Ordinary Shares and compliant with the requirements of any securities exchange on which the American Depositary Shares are listed. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect that Dissemination.
Rights
(a) If rights are granted to the Depositary in respect of deposited Ordinary Shares to purchase additional Ordinary Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.
(b) If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Ordinary Shares under the Deposit Agreement and deliver American Depositary Shares representing those Ordinary Shares to that Owner or (ii) deliver or cause the purchased Ordinary Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.
(c) If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.
(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.
(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under Section 4.4 of the Deposit Agreement.
(f) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular, or to sell rights.
Replacement of Deposited Securities
If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Ordinary Shares and hold, as new Deposited Securities under the Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it reasonably deems proper and proceed as if those new Deposited Securities had been Redeemed as described in the Deposit Agreement. A Replacement shall be a Termination Option Event.
Amendment and Termination
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary without the consent of Owners or Holders in any respect that they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by the Deposit

Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Ordinary Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplementation of the Deposit Agreement and the Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.
The Company may initiate termination of the Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of the Deposit Agreement if (i) at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, (ii) an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a Termination Option Event has occurred. If termination of the Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.
After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement.
At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 of the Deposit Agreement and (iii) to act as provided below.
After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary shall not accept deposits of Ordinary Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under the Deposit Agreement except as otherwise provided in the Deposit Agreement.
Books of Depositary and List of Owners
The Depositary shall make available for inspection by Owners at its Office any reports, notices and other communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which this Section applies, to the Depositary in English, to the extent those materials are required to be translated into English pursuant to any regulations of the Commission.
Upon written request by the Company, the Depositary shall, as promptly as practicable, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and American Depositary Share holdings of all Owners, as such information is reflected in the Depositary’s records.

Limitations on Delivery, Transfer and Surrender
As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Ordinary Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Ordinary Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.6 of the Deposit Agreement.
The delivery of American Depositary Shares against deposit of Ordinary Shares generally or against deposit of particular Ordinary Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in the Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing of the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.
The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Ordinary Shares that, at the time of deposit, are Restricted Securities.
The Depositary shall notify the Company, as promptly as practicable, of any suspension or refusal under Section 2.6 of the Deposit Agreement that is outside the ordinary course of business.
Limitations on Liability
Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares, but only to the Owner.
Neither the Depositary nor the Company nor any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Owner or Holder (i) if by reason of any provision of any present or future law or regulation of the United States, Switzerland or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company is prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited Securities, it is provided shall be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Depositary to take, or not take, any action that the Deposit Agreement provides the Depositary may take), (iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 of the Deposit Agreement applies, or an offering to which Section 4.4 of the Deposit Agreement applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.
Neither the Company nor any of its officers, directors, employees, agents or affiliates assumes any obligation nor shall it or any of them be subject to any liability under the Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Neither the Depositary nor any of its officers, directors, employees, agents or affiliates assumes any obligation nor shall it or any of them be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.
Neither the Depositary nor the Company nor any of their respective officers, directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.
Each of the Depositary and the Company and their respective officers, directors, employees, agents or affiliates may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it or them to be genuine and to have been signed or presented by the proper party or parties.
Neither the Depositary nor the Company nor any of their respective officers, directors, employees, agents or affiliates shall be liable for any action or non-action by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Owner or any other person believed by it or them in good faith to be competent to give such advice or information.
The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise.
In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote.
The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares.
No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

EXCHANGE-TRADED NOTES
The following description of Credit Suisse AG’s Exchange-Traded Notes (the “ETNs”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to (i) the senior indenture, dated March 29, 2007, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly known as the Bank of New York) (the “Trustee”) (as may be further amended or supplemented from time to time, the “Indenture”), which is incorporated by reference as an exhibit to the Annual Report on Form 20-F of which this Exhibit 2.2 is a part and (ii) each of the notes or supplemental indentures to the Indenture under which each ETN was issued, each of which is incorporated by reference as an exhibit to the Form 8-A filed for such ETN. We encourage you to read the Indenture together with the relevant notes, supplemental indentures and pricing supplements for each ETN.
The ETNs are part of a series of debt securities entitled “Senior Medium-Term Notes” (the “Medium-Term Notes”) that may be issued under the Indenture from time to time. The ETNs are senior, unsecured and unsubordinated debt obligations of the Issuer. There is no limitation on the aggregate principal amount of securities which may be authenticated and delivered under the Indenture, and such securities shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, including the ETNs.
Unless otherwise specified, references to “holders” in this section mean those who own the ETNs registered in their own names, on the books that we or the Trustee, or any successor Trustee, as applicable, maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.
References to “we,” “us” or “our” refer to the Issuer.
■ Description of Credit Suisse S&P MLP Index Exchange Traded Notes due December 4, 2034 Linked to the S&P MLP Index
■ Description of Credit Suisse X-Links® Gold Shares Covered Call ETNs due February 2, 2033
■ Description of Credit Suisse X-Links Silver Shares Covered Call ETNs due April 21, 2033
■ Description of Credit Suisse X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037
Description of Credit Suisse S&P MLP Index Exchange Traded Notes due December 4, 2034 Linked to the S&P MLP Index
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on the Credit Suisse S&P MLP Index Exchange Traded Notes due December 4, 2034 (the “ETNs”) will be based on the price return version of the S&P MLP Index (the “Index”), as reflected by their Indicative Value, calculated as set forth below. The Index includes both master limited partnerships (“MLPs”) and limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax characteristics as MLPs (collectively, the “Index Constituents”), that trade on major U.S. exchanges. The Index Constituents are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”). The Index is subject to the policies of S&P Dow Jones Indices LLC (the “Index Sponsor”) and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.
Inception, Issuance and Maturity
The “Inception Date” of the ETNs is December 2, 2014. The “Initial Settlement Date” of the ETNs is December 5, 2014. The scheduled “Maturity Date” is initially December 4, 2034, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods.

Intraday Indicative Value
The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “MLPOIV” and under the Yahoo! Finance ticker symbol “^MLPO-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).
At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, a call or termination of a holder’s ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The NYSE Arca is responsible for computing and disseminating the ETN’s Indicative Values. Published levels of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of the ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.
The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value at such time. The trading prices of the ETNs at any time is the price that holders may be able to sell their ETNs in the secondary market at such time, if one exists.
The trading price of the ETNs at any time is the price at which holders may be able to sell their ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which holders may be able to sell their ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of and the Closing Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. The closing price of the ETNs will be published on each Trading Day under the ticker symbol “MLPO”. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event holders sell their ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or upon a call of the ETNs, in which case holders will receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).
The ETNs may be redeemed or called, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, holders may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs, starting on the Business Day following the Inception Date until November 21, 2034 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended).
Holders must offer for early redemption at least 10,000 ETNs at one time in order to exercise the right to cause us to redeem the ETNs on any Redemption Settlement Date (the “Minimum Redemption Amount”). We reduced the Minimum Redemption Amount from 50,000 to 10,000 ETNs on December 6, 2022. We or CSSU may, at any time and in our sole discretion, make further modifications to the Minimum Redemption Amount, including, among others, to reinstate the minimum redemption amount of 50,000 ETNs for all redemption dates after such further modification. Any such modification will be applied on a consistent basis for all holders of the ETNs at the time the modification becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
If the number of ETNs being redeemed is less than the Redemption Liquidity Threshold (a “Small Redemption”), the “Redemption Settlement Amount” will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Redemption Valuation Date, minus (2) the Redemption Fee Amount.
If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold (a “Large Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.
A holder may exercise its early redemption right by causing its broker or other person with whom it holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse.
In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day.
In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period.
We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date (the “Call Notice”). We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date. Upon exercise of our call right, holders will be entitled to receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date specified in the Call Notice (the “Call Settlement Date”). If the amount so calculated is less than zero, the payment upon exercise of the call right will be zero. Unless the scheduled Call Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Call Valuation Date, the final day on which we can issue a Call Notice will be November 14, 2034 (or, if the maturity of the ETNs is extended, twenty (20) calendar days prior to the scheduled Maturity Date, as extended).
Indicative Value
The “Indicative Value” of the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.
Split or Reverse Split of the ETNs
We or the Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate Stated Principal Amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
Coupon
On each Coupon Payment Date, for each ETN a holder holds on the applicable Coupon Record Date, such holder will be entitled to receive a cash payment on the applicable Coupon Payment Date equal to (a) the Reference Distribution Amount minus the Accrued Investor Fee, each calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). The final Coupon Amount will be included in the Payment at Maturity if, on the Final Valuation Date, the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred. The Coupon Amount will be paid on the Coupon Payment Date to the holder of an ETN as of the applicable Coupon Record Date.
To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Investor Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount due or payable on the corresponding Coupon Payment Date, and an amount equal to the Accrued Investor Fee minus the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Investor Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Investor Fee for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be reflected in the Payment at Maturity.
Denomination
The denomination and the Stated Principal Amount of each ETN is $25.00. ETNs may be issued at a price higher or lower than the Stated Principal Amount, based on the Indicative Value of the ETNs at that time.
Payment at Maturity
If the ETNs have not previously been redeemed or called, on the Maturity Date holders will be entitled to receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the five consecutive Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). The “Final Valuation Date” is November 29, 2034, subject to postponement if such date is not a Trading Day, or in the event of a Market Disruption Event or an extension of the Maturity Date as described herein. Any Fee Shortfall as of the last Coupon Valuation Date will be reflected in the Payment at Maturity. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.
If not previously redeemed or called, the ETNs will mature on December 4, 2034, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the Maturity Date at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
Maturity Date
If the Maturity Date is not a Business Day, the Maturity Date will be the next following business day. If the third Business Day before this day does not qualify as a Valuation Date (as described above), then the Maturity Date will be the third Business Day following the Final Valuation Date. The Calculation Agent may postpone the Final Valuation Date—and therefore the Maturity Date—if a Market Disruption Event occurs or is continuing on a day that would otherwise be the Final Valuation Date.
In the event that Payment at Maturity is deferred beyond the stated Maturity Date, penalty interest will not accrue or be payable with respect to that deferred payment.
If the Closing Indicative Value is zero, the Payment at Maturity will be zero.
The “Closing Indicative Value” for the ETNs on the Inception Date was equal to the Stated Principal Amount. The Closing Indicative Value on any Trading Day after the Inception Date will be calculated by the NYSE Arca and be equal to (a) the product of the Stated Principal Amount and the Index Factor as of such Trading Day plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Coupon Amount as of such Trading Day, if any, minus (d) the Accrued Investor Fee as of such Trading Day. In no event, however, will the Closing Indicative Value be less than zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of a holder’s investment.

The “Index Factor” on any Trading Day, including the Final Valuation Date, will be equal to the Closing Level of the Index on that day divided by the Initial Index Level. The Closing Level of the Index on any Trading Day will be determined by the Index Sponsor and published on the Bloomberg page “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable.
If the ETNs undergo a split or reverse split, the Stated Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly. Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.
The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “MLPOIV”. The NYSE Arca is responsible for computing and disseminating the Closing Indicative Value.
The “Closing Level” of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not a Trading Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Trading Day; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Market Disruption Events.”
The “Annual Investor Fee Rate” will be equal to 0.95% per annum.
On any Trading Day, including the Final Valuation Date, the “Accrued Investor Fee” will be equal to (a) (i) the Annual Investor Fee Rate times (ii) the number of days in the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the Inception Date) to, and including, such Trading Day, divided by 365 times by (iii) Stated Principal Amount times (iv) the Index Factor as of such Trading Day, plus (b) the Fee Shortfall from the previous Coupon Valuation Date, if any.
There will be a Fee Shortfall from the previous Coupon Valuation Date if the Reference Distribution Amount on such previous Coupon Valuation Date minus the Accrued Investor Fee on such previous Coupon Valuation Date was negative. In such case, the Fee Shortfall is equal to the absolute value of such negative number.
The Accrued Investor Fee reduces the Coupon Amount and may reduce the amount of a holder’s return at maturity, upon early redemption or upon a call. If the Coupon Amounts (reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall) and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, a holder will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of such holder’s investment.
The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “MLPOIV” and under the Yahoo! Finance ticker symbol “^MLPO-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.
We have appointed the NYSE Arca as the “IV Calculation Agent” to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. We may, at any time, vary or terminate the appointment of the IV Calculation Agent and appoint a replacement IV Calculation Agent.
A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.
A “Trading Day” is day on which trading is generally conducted on the New York Stock Exchange, the NYSE Arca, Nasdaq and any other exchange which the Index Constituents are traded and published.

The “Index” means the price return version of the S&P MLP Index. The Index includes both master limited partnerships (“MLPs”) and limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax characteristics as MLPs (collectively, the “Index Constituents”), that trade on major U.S. exchanges. The Index Constituents are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”).
The ETNs do not guarantee any return of a holder’s investment. If the level of the Index decreases or does not increase sufficiently to offset the Accrued Investor Fee reflected in the Closing Indicative Value of the ETN, a holder will receive less, and possibly significantly less, at maturity or upon early redemption or upon a call of the ETNs than the amount of such holder’s investment. Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
Payment Upon Early Redemption
Prior to maturity, holders may, subject to certain restrictions described below, offer at least the applicable minimum number (the “Minimum Redemption Amount”) of ETNs to us for early redemption by delivering to us a redemption notice (the “Redemption Notice”). The minimum redemption amount will be equal to 10,000 ETNs, except that we or CSSU may from time to time reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time such reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
If a holder elects to offer its ETNs for early redemption and the requirements for acceptance by us are met, such holder will receive on the Redemption Settlement Date a cash payment in an amount equal to the Redemption Settlement Amount for each ETN such holder holds. Investors will be charged the applicable Redemption Fee Amount for ETNs redeemed at such holder’s option. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may provide a Redemption Notice on any Business Day during the term of the ETNs, starting on the Business Day following the Inception Date until November 21, 2034 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended).
If the number of ETNs being redeemed is less than the Redemption Liquidity Threshold (a “Small Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Small Redemption Valuation Date, minus (2) the Redemption Fee Amount.
If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold (a “Large Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse.
In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day.
In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described herein, its ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Redemption Settlement Date” will be the third Business Day following a Redemption Valuation Date.
The “Redemption Valuation Period” for Large Redemptions will be a period of five consecutive Trading Days to, and including, the Large Redemption Valuation Date.

In the case of a Small Redemption, the Redemption Fee Amount will be equal to the product of (1) the Closing Indicative Value of the ETNs on the applicable Trading Day times (2) 0.10%.
In the case of a Large Redemption, the Redemption Fee Amount will be equal to the product of (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Redemption Valuation Period, times (2) 0.10%.
The “Redemption Liquidity Threshold” will be equal to 1,000,000 ETNs.
Procedures for Early Redemption
If a holder wishes to offer its ETNs to Credit Suisse for early redemption, such holder’s broker or other person with whom such holder holds its ETNs must follow the following procedures:
■ Deliver a notice of early redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date”. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day. In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period Credit Suisse or its affiliate must acknowledge to a holder’s broker or other person with whom such holder holds its ETNs acceptance of the Redemption Notice in order for such holder’s early redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Redemption Date (the third Business Day following the Redemption Valuation Date).
The holder is responsible for (i) instructing or otherwise causing its broker or other person with whom such holder holds its ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the holder’s broker prior to 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Redemption Valuation Date or the first day of the Redemption Valuation Period, as the case may be, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.
Because the Redemption Settlement Amount a holder will receive for each ETN will not be determined until the close of trading on the applicable Redemption Valuation Date, a holder will not know the applicable Redemption Settlement Amount at the time such holder exercises its redemption right and will bear the risk that its ETNs will decline in value between the time of such holder’s exercise and the time at which the Redemption Settlement Amount is determined.
Issuer Call Right
We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date (the “Call Notice”). We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date.

Upon exercise of our call right, holders will be entitled to receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date specified in the Call Notice (the “Call Settlement Date”). If the amount so calculated is less than zero, the payment upon exercise of the call right will be zero.
Unless the scheduled Call Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Call Valuation Date, the final day on which we can issue a Call Notice will be November 14, 2034 (or, if the maturity of the ETNs is extended, twenty (20) calendar days prior to the scheduled Maturity Date, as extended).
Market Disruption Events
As set forth under “Payment at Maturity”, “Payment Upon Early Redemption” and “Issuer Call Right” above, the Index Sponsor will determine the Closing Level of the Index on each Valuation Date, including the Final Valuation Date. Notwithstanding the foregoing, the Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
A “Market Disruption Event” means the occurrence or existence on any scheduled Trading Day during the one-half hour period that ends at the relevant Valuation Time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:
(a) an exchange on which securities that comprise 20% or more of the level of the Index (or a Successor Index) are traded based on a comparison of (1) the portion of the level of the Index (or a Successor Index) attributable to each Index Constituent comprising the Index (or a Successor Index) in which trading is, in the determination of the Calculation Agent, materially suspended or materially limited relative to (2) the overall level of the Index (or a Successor Index), in the case of (1) or (2) immediately before that suspension or limitation;
(b) a Related Exchange in options contracts on the Index (or a Successor Index); or
(c) a Related Exchange in futures contracts on the Index (or a Successor Index); and
in the case of (a), (b) or (c) a determination by the Calculation Agent that such suspension or limitation is material.
“Related Exchange” means any exchange on which futures or options contracts relating to the Index are traded and any successor to such exchange or any substitute exchange to which trading in futures or options contracts relating to the Index has temporarily relocated.
“Exchange” means the principal exchange on which the relevant security is traded.
“Valuation Time” means the time at which the Index Sponsor calculates the Closing Level of the Index on any Trading Day.
A Valuation Date will be postponed and thus the determination of the Closing Level of the Index will be postponed if the Calculation Agent reasonably determines that, on such Valuation Date, a Market Disruption Event has occurred or is continuing. In such case, that Valuation Date will be postponed to the next Trading Day on which the Calculation Agent determines that no Market Disruption Event occurs or is continuing, unless in respect of such Valuation Date the Calculation Agent determines that a Market Disruption Event occurs or is continuing on each of the six scheduled Trading Days immediately following the scheduled Valuation Date. In that case, (a) the sixth scheduled Trading Day following the scheduled Valuation Date will be deemed to be the Valuation Date, notwithstanding the Market Disruption Event, and (b) the Calculation Agent will determine the Closing Level for the Index on that deemed Valuation Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event using exchange traded prices of the Index Constituents on the relevant exchanges (as determined by the Calculation Agent in its sole and absolute discretion) or, if trading in any Index Constituent has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the Calculation Agent in its sole and absolute discretion) but for the suspension or limitation, as of the Valuation Time on that deemed Valuation Date, of each Index Constituent (subject to the provisions described under “Discontinuation or Modification of the Index” herein). Any such postponement or determinations by the Calculation Agent may adversely affect the return on the ETNs. In addition, no interest or other payment will be payable as a result of such postponement.
If a scheduled Valuation Date is postponed due to a Market Disruption Event, the corresponding Redemption Settlement Date or the corresponding Call Settlement Date will also be postponed so that such Redemption Settlement Date or such Call Settlement Date, respectively, occurs on the third Business Day following the Valuation Date as postponed. If a scheduled Coupon Valuation Date is postponed due to a Market Disruption Event the corresponding Coupon Payment Date will also be postponed so that such Coupon

Payment Date occurs on the fifteenth Business Day following the Coupon Valuation Date as postponed. If the Final Valuation Date is postponed due to a Market Disruption Event, the Maturity Date will also be postponed so that the Maturity Date occurs on the third Business Day following the Final Valuation Date as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the Stated Principal Amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes after a default or waiving some of our obligations under the indenture.
In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by CSi, as the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Redemption Settlement Amount, Call Settlement Amount or Payment at Maturity, as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index and thus the applicable Payment Amount, by a computation methodology that the Calculation Agent determines, will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Index Constituents or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the Index Constituents or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the Index methodology, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the Redemption Settlement Amount, Call Settlement Amount or Payment at Maturity is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of CSi
Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, Redemption Valuation Dates, Trading Days, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events and any Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or call the ETNs.
We may appoint a different Calculation Agent from time to time without consent and without notifying holders.
Description of Credit Suisse X-Links® Gold Shares Covered Call ETNs due February 2, 2033
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on the X-Links® Gold Shares Covered Call ETNs due February 2, 2033 (“ETNs”) will be based on the performance of the Credit Suisse NASDAQ Gold FLOWSTM 103 Index (the “Index”), as reflected by their Indicative Value, calculated as set forth below. The Index measures the return of a “covered call” strategy on the shares of the SPDR® Gold Trust (the “GLD Shares”) by reflecting changes in the price of the GLD Shares and the notional option premiums received from the notional sale of monthly call options on the GLD Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy (the “Notional Transaction Costs”). These costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the GLD Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the GLD Shares on the date of such notional transactions and, which, on an annual basis, are approximately equal to 0.84%. The actual cost will vary depending on the value of the GLD Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in GLD Shares and sells a succession of notional, approximately one-month, call options on the GLD Shares with a strike price of approximately 103% of the price of the GLD Shares exercisable on the option expiration date (the “Options” and together with the long position in GLD Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the GLD Shares. The long position in the GLD Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the GLD Shares). This strategy is intended to provide exposure to gold through the notional positions in the GLD Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the GLD Shares would not, (ii) provide a limited offset to losses from downside market performance in the GLD Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the GLD Shares. The level of the Index on any day reflects the value of (i) the notional long position in the GLD Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; and net of the Notional Transaction Costs. The ETNs will not participate in the potential upside of the GLD Shares beyond the applicable strike price of the Options and the Notional Transaction Costs. The Index is subject to the policies of CSi and NASDAQ OMX (the “Index Sponsors”) and is subject to the Index Sponsors’ discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.
Inception, Issuance and Maturity
The initial issuance of ETNs priced on January 28, 2013 (the “Inception Date”) and settled on February 1, 2013 (the “Initial Settlement Date”). The “Maturity Date” is initially February 2, 2033, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.
Intraday Indicative Value
The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).
At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of a holder’s ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The Index Calculation Agent is responsible for computing and disseminating the ETN’s Indicative Values. Published levels of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of the ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.
The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value at such time. The trading price of the ETNs at any time is the price that holders may be able to buy or sell their ETNs in the secondary market at such time, if one exists.
The trading price of the ETNs at any time is the price at which holders may be able to buy or sell their ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which holders may be able to buy or sell their ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.
The closing price of the ETNs will be published on each Trading Day under the ticker symbol “GLDI”. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event holders sell their ETNs at a time when such premium is no longer present in the market place or such ETNs are redeemed by us (including pursuant to an acceleration at our option), in which case holders will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).
The ETNs may be redeemed or accelerated at any time, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, a holder may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on January 29, 2013 through January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) (for an anticipated January 24, 2033 Early Redemption Valuation Date and an anticipated Early Redemption Date of January 27, 2033 or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four (4) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs to Credit Suisse for redemption, such must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date.
In addition, we have the right to accelerate the ETNs in whole or in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. Upon an acceleration of all of the outstanding ETNs, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof.
The last date on which Credit Suisse will redeem the ETNs at a holder’s option will be January 27, 2033 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, holders must offer their ETNs for redemption no later than January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Indicative Value
The “Indicative Value” of the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.
Split or Reverse Split of the ETNs
The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
If the ETNs undergo a subsequent split or reverse split, the Current Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly.
Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.
Credit Suisse implemented a 1-for-20 reverse split, effective September 27, 2022.
Coupon Amount
On each Coupon Payment Date, for each $400.00 stated principal amount of the ETNs, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event a holder elects to offer its ETNs for early redemption or we accelerate the maturity of the ETNs.
The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology.
The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.
The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:
■ First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 103% of the price per Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
■ At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20%

(or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate GLD Shares Units in an amount sufficient to fund the notional repurchase.
■ Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.
An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.
The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.
The “Ex-Coupon Date” means, with respect to each Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.
Denomination
Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $20.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of September 27, 2022, the denomination and stated principal amount of each ETN is $400.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.
Payment at Maturity
At maturity, holders of the ETNs will be entitled to receive a cash payment on February 2, 2033 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended) that is equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.
The scheduled Maturity Date is initially February 2, 2033, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.
The “Closing Indicative Value” on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time. If the ETNs undergo a subsequent split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Split or Reverse Split of the ETNs”). Such adjustment may adversely affect the trading price and liquidity of the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of a holder’s investment.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $400.00 based on the split-adjusted Current Principal Amount.
The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $400.00.
A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
An “Index Business Day” is a day on which the level of the Index is calculated and published.
With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.
An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.
The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.
On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.65%.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.
The ETNs do not guarantee any return of a holder’s investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, a holder will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of such holder’s investment.
The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QGLDI <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.

Payment Upon Early Redemption
Prior to maturity, holders may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of the ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Procedures for Early Redemption”.
A holder must offer for redemption at least 10,000 ETNs or an integral multiple of 10,000 ETNs in excess thereof at one time in order to exercise its right to cause us to redeem its ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described herein, such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.
The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.
Procedures for Early Redemption
If a holder wishes to offer its ETNs to Credit Suisse for redemption, such holder’s broker or other person with whom such holder holds its ETNs must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives a holder’s Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending its broker an acknowledgment of the Redemption Notice accepting such redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to the holder’s broker acceptance of the Redemption Notice in order for such redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
A holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the relevant holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.
Because the Early Redemption Amount a holder will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, a holder will not know the applicable Early Redemption Amount at the time such holder exercises its redemption right and will bear the risk that its ETNs will decline in value between the time of such holder’s exercise and the time at which the Early Redemption Amount is determined.
Acceleration at Our Option or Upon an Acceleration Event
We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.
In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
An “Acceleration Event” means:
(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSi to hold, acquire or dispose of options contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(d) any event, as determined by us or CSi, as the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(e) if at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or
(f) as determined by the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.
“Primary Exchange” means the primary exchange on which options or futures contracts relating to the Index or the GLD Shares are traded, as determined by the Calculation Agent, which is initially the Chicago Board Options Exchange (CBOE).
“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) for the overall market for futures or options contracts relating to the Index or the GLD Shares.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
A “Market Disruption Event” is:
(a) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;
(b) a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;
(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;
(d) a decision to permanently discontinue trading in those related futures or options contracts; or
(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.
For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:

(a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c) a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:
(i) a price change exceeding limits set by such exchange or market;
(ii) an imbalance of orders relating to such contracts; or
(iii) a disparity in bid and ask quotes relating to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and
(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined by the Calculation Agent in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period or Final Valuation Period), that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in stated principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes after a default or waiving some of our obligations under the indenture.
In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Amount, as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the GLD Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the Index methodology, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of the Calculation Agent
Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of a holder’s ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.
We may appoint a different Calculation Agent from time to time without consent and without notifying holders.
Role of the Index Calculation Agent
We have initially appointed NASDAQ OMX as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. The Index Sponsors may appoint a different Index Calculation Agent from time to time without consent and without notifying holders.
Description of Credit Suisse X-Links Silver Shares Covered Call ETNs due April 21, 2033
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on the Credit Suisse X-Links Silver Shares Covered Call ETNs due April 21, 2033 (“ETNs”) will be based on the performance of the Credit Suisse NASDAQ Silver FLOWSTM 106 Index (the “Index”), as reflected by their Indicative Value, calculated as set forth below. The Index measures the return of a “covered call” strategy on the shares of the iShares® Silver Trust (the “SLV Shares”) by reflecting changes in the price of the SLV Shares and the notional option premiums received from the notional sale of monthly call options on the SLV Shares less notional transaction costs incurred in connection with the covered call strategy. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in SLV Shares and sells a succession of notional, approximately one-month, call options on the SLV Shares with a strike price of approximately 106% of the price of the SLV Shares exercisable on the option expiration date (the “Options” and together with the long position in SLV Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the SLV Shares. The long position in the SLV Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the SLV Shares). This strategy is intended to provide exposure to silver through the notional positions in the SLV Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the SLV Shares would not, (ii) provide a limited offset to losses from downside market performance in the SLV Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the SLV Shares. The level of the Index on any day reflects the value of the notional long position in the SLV Shares and the notional Option premium, reduced based on the value of the Options then outstanding. The ETNs will not participate in the potential upside of the SLV Shares beyond the applicable strike price of the Options and notional transaction costs. The Index is subject to the policies of CSi and Nasdaq, Inc. (the “Index Sponsors”) and is subject to the Index Sponsors’ discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.
Inception, Issuance and Maturity
The initial issuance of ETNs priced on April 16, 2013 (the “Inception Date”) and settled on April 19, 2013 (the “Initial Settlement Date”). The “Maturity Date” is initially April 21, 2033, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.
Intraday Indicative Value
The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).
At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of a holder’s ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The Index Calculation Agent is responsible for computing and disseminating the ETN’s Indicative Values. Published levels of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of the ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.
The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value at such time. The trading price of the ETNs at any time is the price that holders may be able to buy or sell their ETNs in the secondary market at such time, if one exists.
The trading price of the ETNs at any time is the price at which a holder may be able to buy or sell its ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which a holder may be able to buy or sell its ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

The closing price of the ETNs will be published on each Trading Day under the ticker symbol “SLVO”. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event holders sell their ETNs at a time when such premium is no longer present in the market place or such ETNs are redeemed by us (including pursuant to an acceleration at our option), in which case holders will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).
The ETNs may be redeemed or accelerated at any time, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, a holder may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on April 17, 2013 through April 7, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) (for an anticipated April 8, 2033 Early Redemption Valuation Date and an anticipated Early Redemption Date of April 13, 2033 or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four (4) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs to Credit Suisse for redemption, such holder must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date.
In addition, we have the right to accelerate the ETNs in whole or in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. Upon an acceleration of all of the outstanding ETNs, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof.
The last date on which Credit Suisse will redeem the ETNs at a holder’s option will be April 13, 2033 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, a holder must offer its ETNs for redemption no later than April 7, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Indicative Value
The Indicative Value of the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.
Split or Reverse Split of the ETNs
The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
If the ETNs undergo a subsequent split or reverse split, the Current Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly.

Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.
Credit Suisse implemented a 1-for-20 reverse split, effective September 27, 2022.
Coupon Amount
On each Coupon Payment Date, for each $400.00 stated principal amount ETN, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event a holder elects to offer its ETNs for early redemption or we accelerate the maturity of the ETNs.
The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the SLV Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology.
The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.
The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:
■ First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 106% of the price per Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
■ At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate SLV Shares Units in an amount sufficient to fund the notional repurchase.
■ Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.
An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.
The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.
The “Ex-Coupon Date” means, with respect to each Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.
Denomination
Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $20.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of September 27, 2022, the denomination and stated principal amount of each ETN is $400.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.
Payment at Maturity
At maturity, holders of the ETNs will be entitled to receive a cash payment on April 21, 2033 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended) that is linked to the percentage change in the Closing Level of the Index from the Inception Date to the Closing Level calculated on the Final Valuation Date. Such holder’s cash payment at maturity will be equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.
The scheduled Maturity Date is initially April 21, 2033, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.
The “Closing Indicative Value” on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time. If the ETNs undergo a subsequent split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Split or Reverse Split of the ETNs”). Such adjustment may adversely affect the trading price and liquidity of the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of a holder’s investment.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $400.00 based on the split-adjusted Current Principal Amount.
The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $400.00.
A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.
With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.
An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.
The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.
On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee divided by (b) 365. The “Investor Fee” will be equal to 0.65%.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.
The ETNs do not guarantee any return of a holder’s investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, a holder will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of such holder’s investment.
The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QSLVO <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
Payment Upon Early Redemption
Prior to maturity, a holder may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of its ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 7, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Procedures for Early Redemption”.
A holder must offer for redemption at least 10,000 ETNs or an integral multiple of 10,000 ETNs in excess thereof at one time in order to exercise the right to cause us to redeem such holder’s ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described herein, such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” will equal up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable, calculated by the Calculation Agent.
Procedures for Early Redemption
If a holder wishes to offer its ETNs to Credit Suisse for redemption, such holder’s broker or other person with whom such holder holds its ETNs must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives such Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending such holder’s broker an acknowledgment of the Redemption Notice accepting such redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to such holder’s broker acceptance of the Redemption Notice in order for such redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
A holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the relevant holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such holder’s broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.
Because the Early Redemption Amount a holder will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, a holder will not know the applicable Early Redemption Amount at the time such holder exercises its redemption right and will bear the risk that its ETNs will decline in value between the time of such holder’s exercise and the time at which the Early Redemption Amount is determined.
Acceleration at Our Option or Upon an Acceleration Event
We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.
In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
An “Acceleration Event” means:
(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSi to hold, acquire or dispose of options contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(d) any event, as determined by us or CSi, as the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(e) if at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or
(f) as determined by the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.
“Primary Exchange” means the primary exchange on which options or futures contracts relating to the Index or the SLV Shares are traded, as determined by the Calculation Agent, which is initially the Chicago Board Options Exchange (CBOE).

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) for the overall market for futures or options contracts relating to the Index or the SLV Shares.
Any ETNs accelerated following an Acceleration Event will be cancelled on the Acceleration Date. Consequently, as of such Acceleration Date, the ETNs will no longer be considered outstanding.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
A “Market Disruption Event” is:
(a) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;
(b) a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;
(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;
(d) a decision to permanently discontinue trading in those related futures or options contracts; or
(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.
For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:
(a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c) a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:
(i) a price change exceeding limits set by such exchange or market;
(ii) an imbalance of orders relating to such contracts; or
(iii) a disparity in bid and ask quotes relating to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and
(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined by the Calculation Agent in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period or Final Valuation Period), that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading

Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in stated principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes after a default or waiving some of our obligations under the indenture.
In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Amount, as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the SLV Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the Index methodology, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent
Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of a holder’s ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.
We may appoint a different Calculation Agent from time to time without consent and without notifying holders.
Role of the Index Calculation Agent
We have initially appointed Nasdaq, Inc. as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. The Index Sponsors may appoint a different Index Calculation Agent from time to time without consent and without notifying holders.
Description of Credit Suisse X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on the Credit Suisse X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037 (“ETNs”) will be based on the performance of the price return version of the Credit Suisse Nasdaq WTI Crude Oil FLOWSTM 106 Index (the “Index”), as reflected by their Indicative Value, calculated as set forth below. The Index measures the return of a “covered call” strategy on the shares of the United States Oil Fund® (the “Oil Fund”, and such shares the “Reference Oil Shares”) by reflecting changes in the price of the Reference Oil Shares and the notional option premiums received from the notional sale of monthly call options on the Reference Oil Shares less notional costs incurred in connection with the implementation of the covered call strategy (the “Notional Transaction Costs”). The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the Reference Oil Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the Reference Oil Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the Reference Oil Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in Reference Oil Shares and sells a succession of notional, approximately one-month, call options on the Reference Oil Shares with a strike price of approximately 106% of the price of the Reference Oil Shares exercisable on the option expiration date (the “Options” and together with the long position in Reference Oil Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the Reference Oil Shares. The long position in the Reference Oil Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the Reference Oil Shares). This strategy is intended to provide exposure to West Texas Intermediate light sweet crude oil (“WTI crude oil”) futures contract prices through the notional positions in the Reference Oil Shares and the Options that together seek to (i) generate periodic cash flows that a direct long-only ownership position in the Reference Oil Shares would not, (ii) provide a limited offset to losses from downside market performance in the Reference Oil Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the Reference Oil Shares. The level of the Index on any day reflects the value of (i) the notional long position in the Reference Oil Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; net of the Notional Transaction Costs. The ETNs will not participate in the potential upside of the Reference Oil Shares beyond the applicable strike price of the Options and the level of the Index will be reduced by the Notional Transaction Costs. The Index is subject to the policies of CSi and Nasdaq, Inc. (the “Index

Sponsors”) and is subject to the Index Sponsors’ discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.
Inception, Issuance and Maturity
The initial issuance of ETNs priced on April 25, 2017 (the “Inception Date”) and settled on April 28, 2017 (the “Initial Settlement Date”). The scheduled maturity date is initially April 24, 2037, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.
Intraday Indicative Value
The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).
At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
If the ETNs undergo a subsequent split or reverse split, the Current Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly. Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.
Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of a holder’s ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The Index Calculation Agent is responsible for computing and disseminating the ETN’s Indicative Values. Published levels of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of the ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.
The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that holders may be able to buy or sell their ETNs in the secondary market at such time, if one exists.
The trading price of the ETNs at any time is the price at which holders may be able to buy or sell their ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which holders may be able to buy or sell their ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.
The closing price of the ETNs will be published on each Trading Day under the ticker symbol “USOI”. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event holders sell their ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration, in which case holders will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).
The ETNs may be redeemed or accelerated at any time, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, holders may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on April 26, 2017 through April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated

Valuation Period. If a holder elects to offer its ETNs to Credit Suisse for redemption, such holder must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
In addition, on any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
Indicative Value
The “Indicative Value” of the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.
Split or Reverse Split of the ETNs
The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the Current Principal Amount, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
If the ETNs undergo a subsequent split or reverse split, the Current Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly.
Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.
Credit Suisse implemented a 1-for-20 reverse split, effective September 27, 2022.
Coupon Amount
On each Coupon Payment Date, for each $500.00 stated principal amount of the ETNs, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event a holder elects to offer its ETNs for early redemption or we accelerate the maturity of the ETNs. The initial Index Distribution Date was May 15, 2017 and the initial Coupon Payment Date was May 25, 2017.
The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the Reference Oil Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology.
The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.
The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:
■ First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above the Target Strike multiplied by the price per Reference Oil Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
■ At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate Reference Oil Shares in an amount sufficient to fund the notional repurchase.
■ Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.
An “Index Distribution Date” will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.
The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and, therefore, the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.
The “Ex-Coupon Date”, with respect to each Coupon Amount, will be the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.
Denomination
Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $25.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of September 27, 2022, the denomination and stated principal amount of each ETN is $500.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.
Payment at Maturity
At maturity, holders of the ETNs will receive a cash payment on April 24, 2037 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended). Such holder’s Payment at Maturity will be equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date.
The “Final Valuation Date” is initially April 21, 2037, subject to extension as described below and postponement as a result of a Market Disruption Event as discussed under “Market Disruption Events”. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third

Business Day following the Final Valuation Date, as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.
The scheduled Maturity Date is April 24, 2037, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.
The “Closing Indicative Value” on the Inception Date was equal to $25.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time. If the ETNs undergo a subsequent split or reverse split, the Closing Indicative Value (including the Current Principal Amount) of the ETNs will be adjusted accordingly. Such adjustment may adversely affect the trading price and liquidity of the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of a holder’s investment.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $500.00 based on the split-adjusted Current Principal Amount.
The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $25.00.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.
A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
An “Index Business Day” is a day on which the level of the Index is calculated and published.
With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.
An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.
The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.85%.
The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.
The ETNs do not guarantee any return of a holder’s investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs, a holder will receive less, and possibly significantly less at maturity or upon early redemption or acceleration of the ETNs than the amount of such holder’s investment.
The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QUSOI <Index>” or any successor page on Bloomberg or any successor service, applicable; provided that in the event a Market Disruption Event exists on a Valuation Date (as defined below), the Calculation Agent will determine the Closing Level of the Index, if necessary.
Payment Upon Early Redemption
Prior to maturity, a holder may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of its ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated Valuation Period related to the acceleration of all outstanding ETNs. If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Procedures for Early Redemption”.
A holder must offer for redemption at least 10,000 ETNs at one time in order to exercise the right to cause us to redeem such holder’s ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described below under “Procedures for Early Redemption,” such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.
The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.
Procedures for Early Redemption
If a holder wishes to offer its ETNs to Credit Suisse for redemption, its broker or other person with whom such holder holds its ETNs must follow the following procedures:

■ Deliver a notice of redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives such Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending the relevant holder’s broker an acknowledgment of the Redemption Notice accepting such redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to such holder’s broker acceptance of the Redemption Notice in order for the holder’s redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse.
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
The holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.
Because the Early Redemption Amount a holder will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, a holder will not know the applicable Early Redemption Amount at the time such holder exercises its redemption right and will bear the risk that its ETNs will decline in value between the time of such holder’s exercise and the time at which the Early Redemption Amount is determined.
Optional Acceleration
On any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.
The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
A “Market Disruption Event” is:
(a) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b) a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;
(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;
(d) a decision to permanently discontinue trading in those related futures or options contracts; or
(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.
For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:
(a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c) a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:
(i) a price change exceeding limits set by such exchange or market;
(ii) an imbalance of orders relating to such contracts; or
(iii) a disparity in bid and ask quotes relating to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and
(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined by the Calculation Agent in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date, that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Early Redemption Valuation Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.
“Valuation Date” is any Trading Day in the Final Valuation Period or the Accelerated Valuation Period and any Early Redemption Valuation Date, as applicable.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in stated principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes after a default or waiving some of our obligations under the indenture.
In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Amount, as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Reference Oil Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the Index methodology, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of the Calculation Agent
Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the Closing Indicative Value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of a holder’s ETNs at maturity or upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.
We may appoint a different Calculation Agent from time to time without consent and without notifying holders.

Role of the Index Calculation Agent
We have appointed Nasdaq, Inc. as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. The Index Sponsors may appoint a different Index Calculation Agent from time to time without consent and without notifying holders.
General Terms of the ETNs
Business Days
The term “Business Day” means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of ETNs and is a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.
Events of Default; Limitations on Suits
Events of Default
Unless otherwise specified in a prospectus supplement, an “event of default” with respect to a series of ETNs occurs upon:
■ a default in payment of the principal or any premium on any ETN of that series when due;
■ a default in payment of interest when due on any ETN of that series for 30 days;
■ a default in performing any other covenant in the Indenture for 60 days after written notice from the Trustee or from the holders of 25% in principal amount of the outstanding ETNs of such series; or
■ certain events of bankruptcy, insolvency or reorganization of the Issuer.
Any additional or different events of default applicable to a particular series of ETNs will be described in the prospectus supplement relating to such series.
The Trustee may withhold notice to the holders of ETNs of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.
Unless otherwise specified in the applicable prospectus supplement, if an event of default occurs and continues, the Trustee or the holders of the aggregate principal amount of the ETNs specified below may require the Issuer to repay immediately, or accelerate:
■ the entire principal of the ETNs of such series; or
■ if the ETNs are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, if the event of default occurs because of a default in a payment of principal or interest on the ETNs, then the Trustee or the holders of at least 25% of the aggregate principal amount of ETNs of that series can accelerate that series of ETNs. If the event of default occurs because of a failure to perform any other covenant in the Indenture for the benefit of one or more series of ETNs, then the Trustee or the holders of at least 25% of the aggregate principal amount of ETNs of all series affected, voting as one class, can accelerate all of the affected series of ETNs. If the event of default occurs because of bankruptcy proceedings, then all of the ETNs under the Indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the ETNs of your series or a default due to bankruptcy or insolvency of the Issuer, it is possible that you may not be able to accelerate the ETNs of your series because of the failure of holders of other series to take action.
The holders of a majority of the aggregate principal amount of the ETNs of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the Indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the ETNs.
After an event of default, the Trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of ETNs, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of ETNs.
We are required to furnish to the Trustee annually a brief certificate as to our compliance with all conditions and covenants under the Indenture.
Limitations on Suits
The holders of any ETNs may not institute any proceeding, judicial or otherwise, with respect to the Indenture or such ETNs, or for the appointment of a receiver or trustee, or for any other remedy, unless:
(a) such holder has previously given to the Trustee written notice of a continuing event of default with respect to such ETNs;
(b) the holders of at least 25% in aggregate principal amount of such ETNs outstanding and affected will have made written request to the Trustee to institute proceedings with respect to such event of default in its own name as Trustee;
(c) such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
(d) the Trustee for 60 days after its receipt of such offer of indemnity has failed to institute any such proceeding;
(e) during such 60-day period, the holders of a majority in aggregate principal amount of such ETNs outstanding and affected have not given the Trustee a direction that is inconsistent with such written request.
Consolidation, Merger or Sale
The Issuer has agreed in the Indenture not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person unless:
■ it is the continuing person; or
■ the successor expressly assumes by supplemental indenture its obligations under the Indenture.
In either case, the Issuer will also have to deliver a certificate to the Trustee stating that after giving effect to the merger there will not be any defaults under the Indenture and, if the Issuer is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.
Credit Suisse or Credit Suisse Group may issue ETNs directly or through one or more branches and Credit Suisse may, at any time, transfer its obligations under the ETNs from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.
Modification of the Indenture
In general, rights and obligations of the Issuer and the holders under the Indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding ETNs of each series affected by the modification consent to such modification. However, the Indenture provides that, unless each affected holder agrees, an amendment cannot:
■ make any adverse change to any payment term of an ETN such as extending the maturity date, extending the date on which the Issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the Issuer has to repay, reducing the amount of principal of an ETN issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the Issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the ETNs for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;
■ reduce the percentage of the aggregate principal amount of ETNs needed to make any amendment to the Indenture or to waive any covenant or default;
■ waive any payment default; or
■ make any change to the amendment provisions of the Indenture.
However, other than in the circumstances mentioned above, if the Issuer and the Trustee agree, the Indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

In particular, if the Issuer and the Trustee agree, the Indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future ETNs to be issued under the Indenture.
Governing Law
Unless specified otherwise, the ETNs and Indenture will be governed by and construed in accordance with the laws of the State of New York.
Material U.S. Federal Income Tax Considerations
Our ETNs should be treated for U.S. federal income tax purposes as prepaid forward contracts or prepaid financial contracts that are not debt instruments. Under this treatment, no original issue discount (“OID”) will be accrued on our ETNs. However, the Internal Revenue Service might assert that any of our ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. In that event, U.S. holders of the ETNs would be required to accrue OID over the term of the ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the applicable ETNs.